UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  August 15, 2006

United Bancorporation of Alabama, Inc.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:

Alabama

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 8 Atmore, AL 36502

(Address and zip code of principal executive offices)

(251)446-6000

(Registrant's telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 15, 2006, the Board of Directors of United Bancorporation of Alabama, Inc. ("the Corporation") appointed Allen O. Jones, Jr. as Treasurer and Chief Financial Officer of the Corporation.

Employment Agreement with Mr. Jones

Mr. Jones will receive an annual salary of $120,000 and will be eligible to participate in the Corporation's incentive and employee benefits plans.

Family Relationships and Related Party Transactions

Mr. Jones does not have any family relationships with any executive officer or director of the Company and is not involved in any related party transactions.

Business Experience

From 2005 to 2006, Mr. Jones most recently served as Head of Strategic Planning for Greer’s Supermarkets, a south Alabama based supermarket chain. Prior to his employment by Greer’s Supermarkets, Mr. Jones was employed as an independent consultant. From 2000 to 2004 Mr. Jones was employed by Delmas Capital, LLC of Pascagoula, Mississippi as CFO, Treasurer and Senior Operating Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

United Bancorporation of Alabama, Inc.

By:	/s/ Robert R. Jones, III

Name:	Robert R. Jones, III
Title:	President and CEO
Date:	Monday, August 21, 2006